SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) is May 18, 2005

YP CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-24217	85-0206668
(State or other jurisdiction of incorporation or jurisdiction)	(Commission File Number)	(IRS Employer Identification Number)

4940 E. Jasmine Street, Suite 105, Mesa, Arizona	85205
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (480) 654-9646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 19, 2005, YP Corp. renewed its $1,000,000 revolving line of credit with Merrill Lynch Business Financial Services Inc., extending the maturity date from April 30, 2005 to April 30, 2006. All other terms and conditions of the original line of credit remain unchanged.

Item 7.01.	Regulation FD Disclosure.

On May 18, 2005, YP Corp. issued a press release, furnished as Exhibit 99.1 and incorporated herein by reference, announcing the adoption of a $3 million stock repurchase program.

The information contained in this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Item
99.1	Press Release, dated May 18, 2005, concerning the adoption of a stock repurchase program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2005	YP CORP.

/s/ Peter Bergmann
Peter Bergmann, Chairman and Chief Executive Officer